UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017
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Libbey Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2017, Libbey Inc. (the "Company" or "Libbey") and its wholly owned subsidiaries, Libbey Glass Inc. ("Libbey Glass") and Libbey Europe B.V. ("Libbey Europe"), entered into an amendment (the "Revolving Credit Facility Amendment") to its existing revolving credit facility (the "Revolving Credit Facility") with its Lenders (as defined in the Revolving Credit Facility Amendment) and JP Morgan Chase Bank, N.A., the administrative agent.

Pursuant to the amendment, the term of the Revolving Credit Facility has been extended from April 9, 2019, to December 7, 2022. However, the term of the facility will mature on January 9, 2021, unless either (a) the stated maturity of Libbey Glass’s obligations under its $440.0 million senior secured term loan B facility (the “Term Loan B Facility”) is extended to a date on or after March 7, 2023 (without any increase to the scheduled amortization payments measured as a percentage of the outstanding term loan obligations during the extended period in the case of such an extension) or (b) Libbey Glass’s obligations under the Term Loan B Facility are refinanced in full by certain indebtedness permitted under the Revolving Credit Facility with a stated maturity on or after March 7, 2023.

In addition to the extension of the term of the Revolving Credit Facility, the Company obtained additional flexibility to include an increased amount of inventory in its borrowing base, as well as additional flexibility for divestitures of assets. The Company also agreed that certain borrowings will be subject to a zero interest rate floor, meaning that if the applicable interest rate is less than zero, the rate shall be deemed to be zero.

A copy of the Revolving Credit Facility Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. All other material terms of the Revolving Credit Facility remain the same. Additional information regarding the terms of the Revolving Credit Facility is contained in Libbey's current report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on April 9, 2014, and its annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 3, 2017.

The foregoing descriptions of the Revolving Credit Facility Amendment are qualified in their entirety, as applicable, by the exhibit incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.

Revolving Credit Facility Amendment

The information provided in Item 1.01 under “Revolving Credit Facility Amendment” is incorporated by reference into this Section 2.03.

Item 9.01 Financial Statements and Exhibits.

d)	The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Revolving Credit Facility Amendment, dated December 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant
Date: December 11, 2017	By:	/s/ Susan A. Kovach
Susan A. Kovach
Vice President, General Counsel & Secretary